EXHIBIT 10.8
                                                                    ------------
                                     FORM OF
                                     -------
                              EMPLOYMENT AGREEMENT
                              --------------------



    This Employment Agreement ("Agreement") is made as of November ____, 2002 between LP INNOVATIONS, INC., a Nevada corporation with an office at 330 Turnpike Street, Canton, Massachusetts, 02021 (the "Company"), and Douglas A. Laue (the "Executive") having an address at 12 Victoria Road, Quincy, Massachusetts 02169.


                                   WITNESSETH:

    WHEREAS, the Company desires that Executive serve as Senior Vice President, Chief Financial Officer of the Company, and Executive desires to be so employed by the Company.

    WHEREAS, Executive and the Company desire to set forth in writing the terms and conditions of the Executive's employment with the Company from the date hereof.

    NOW, THEREFORE, in consideration of the premises and the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:


      1.    EMPLOYMENT
            ----------

            The Company hereby employs Executive and Executive hereby accepts such employment, subject to the terms and conditions herein set forth. Executive shall hold the office of Senior Vice President , Chief Financial Officer.

      2.    TERM
            ----

           The term of employment under this Agreement shall begin on the Effective Date (as defined in Section 17) and shall continue for a period of one
(1) year from that date ("Initial Term").

      3.    COMPENSATION
            ------------

            (a) As compensation for the employment services to be rendered by Executive hereunder, the Company agrees to pay to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an initial annual base salary of $119,999.88 ("Base Salary"). The Base Salary shall be subject to an annual review and may be increased at the discretion of the Board of Directors, however, in no event may the Base Salary be decreased.

            (b) The Company will establish and provide Executive a cash incentive bonus plan (the "Bonus Plan") consistent with his position with the Company, pursuant to which Executive may earn additional compensation subject to the provisions set forth in the Bonus Plan.

      4.    RESTRICTED STOCK GRANT
            ----------------------

            The Company shall grant to the Executive, as of the Effective Date, ______shares of the Company's Common Stock subject to certain conditions and restrictions on transferability (the "Restricted Shares"). The Restricted Shares will vest pro rata over a two (2) year period with one-third being vested on the Effective Date, and one third vesting on each of the first and second anniversaries of the Effective Date, subject to the Executive executing a standard Restricted Stock Grant Agreement, which sets the terms and conditions for the Executive's Restricted Shares.

      5.    EXPENSES
            --------

            The Company shall pay or reimburse Executive, in accordance with the Company's policies and procedures and upon presentment of suitable vouchers, for all reasonable travel, entertainment or other business expenses, which may be incurred or paid by Executive in connection with his employment hereunder. Executive shall comply with such restrictions and shall keep such records as the Company may reasonably deem necessary to meet the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

      6.    OTHER BENEFITS
            --------------

            (a) Executive shall be entitled to participate in and receive any other benefits customarily provided by the Company to its senior management (including, without limitation, any profit sharing, pension, 401 (k), short and long-term disability insurance, major medical insurance and group life insurance plans in accordance with the terms of such plans), all as determined from time to time by the Compensation Committee of the Board of Directors, and in any event shall be entitled to receive benefits at least substantially similar to those provided to Executive pursuant to the present practices of the Company.

            (b) The Company will, during the term of Executive's employment hereunder, provide Executive with an automobile allowance in accordance with the Company's automobile policy, which allowance shall be $161.54 per week. Executive shall pay and be responsible for all insurance, repairs and maintenance costs associated with operating that automobile. Executive is responsible for his gasoline, unless the gasoline expense is reimbursable under the Company's policies and procedures.


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

            (c) Executive shall be entitled to such reasonable vacations as may be allowed by the Company in accordance with general practices to be established, but in any event not less than four (4) weeks of paid vacation during each twelve-month period.

      7.    DUTIES
            ------

            (a) Executive shall perform such duties and functions consistent with his position as Senior Vice President, Chief Financial Officer, and as the Board of Directors of the Company shall from time to time determine and Executive shall comply in the performance of his duties with the policies of, and be subject to the direction of, the Board of Directors. If requested, Executive shall serve as a director of the Company without further compensation.

            (b) At the request of the Board of Directors, Executive shall serve, without further compensation, as an executive officer, corporate officer and/or director of any subsidiary or affiliate of the Company and, in the performance of such duties, Executive shall comply with the directives and policies of the Board of Directors of each such subsidiary or affiliate.

            (c) During the Term, Executive shall devote substantially all of his professional time and attention (vacation time and absences for sickness excepted) to the business of the Company, as necessary to fulfill his duties. Executive shall perform the duties assigned to him with fidelity and to the best of his ability. Notwithstanding anything herein to the contrary, and subject to the foregoing, Executive may engage in other professional activities so long as such activities do not unreasonably interfere with Executive's performance of his duties hereunder and do not violate Section 10 hereof.

            (d) The principal location at which the Executive shall perform his duties hereunder shall be at the Company's offices in Canton, Massachusetts or at such other location as may be designated from time to time by the Board of Directors of the Company. Notwithstanding the foregoing, Executive shall perform such services temporarily at such other locations as may be required for the proper performance of his duties hereunder, and Executive recognizes that such duties may involve travel.

      8.    TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION
            ------------------------------------------------

            (a) Executive's employment hereunder may be terminated by the Company at any time:

                  (i) Without Justifiable Cause: Upon thirty (30) days' prior written notice to Executive, for any reason which would not constitute Justifiable Cause (as hereinafter defined) for such termination.

      If the Company terminates this Agreement without "Justifiable Cause", the Company shall pay Executive, within thirty (30) days of termination, the greater of: (i) the Base Salary for the remainder of the initial two-year Term or (ii) an amount equal to six (6) months of


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


Executive's Base Salary in effect at that time. However, if Executive is employed or retained, as an employee, independent contractor, consultant or in any other capacity ("New Employment"), the Company is entitled to a credit or shall be entitled to recover from Executive all sums paid or earned by Executive during this period of time. The Executive must make a good faith effort to find New Employment suitable to, and consistent with, his training, skills, experience and level and mitigate the amount of money to be paid by the Company to Executive under this subsection.

           or

                  (ii) With Justifiable Cause: Upon ten (10) days' prior written notice to Executive, upon the determination by the Board of Directors that there is Justifiable Cause (as hereinafter defined) for such termination.
        For the purposes hereof, the term "Justifiable Cause" shall mean: (i) any repeated deliberate and willful refusal to perform, or failure to perform, any of the duties pursuant to this Agreement where such conduct shall not have ceased within ten (10) days following written warning from the Company; (ii) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; (iii) Executive's performance of any act as to which if Executive were prosecuted and convicted, a crime or offense, involving money or property of the Company or its subsidiaries or affiliates, or a crime or offense constituting a felony in the jurisdiction involved, would have occurred;
(iv) any unauthorized disclosure by Executive to any person, firm or corporation of any confidential information or trade secret of the Company or any of its subsidiaries or affiliates when Executive knew or should have reason to know that such information was confidential information or a trade secret of the Company; or (v) Executive's willful, knowing and intentional acts designed to secure personal profit in connection with the business of the Company or any of its subsidiaries and affiliates, or (vi) the engaging by Executive in any business other than the business of the Company which unreasonably interferes with the performance of his duties hereunder.
                Upon termination of Executive's employment for Justifiable Cause, this Agreement shall terminate immediately and Executive shall not be entitled to any amounts or benefits hereunder (excluding the stock grant set forth in Section 4 to the extent then vested, which stock grant shall be subject to the terms of the Restricted Stock Grant Agreement) other than such portion of Executive's annual salary, unused accrued vacation time, and reimbursement of expenses pursuant to Section 5 hereof as have been accrued through the date of his termination of employment.

            (b) Executive's employment hereunder may be terminated by Executive at any time:

                  (i) For Good Reason: Upon thirty (30) days' prior written notice to the Company, the Executive may terminate this Agreement for Good Reason. Good Reason shall be deemed to have occurred if the Executive voluntarily terminates his employment after the occurrence of any of the following events: (1) the assignment to Executive of any duties,



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

authority or responsibilities (including status, offices, titles and reporting requirements) materially inconsistent with Executive's position as Senior Vice President, Chief Financial Officer of the Company or the material diminution of Executive's duties as Senior Vice President, Chief Financial Officer of the Company; (2) a decrease in Executive's Base Salary or (3) a Change of Control (as defined below).
      A "Change of Control" shall mean (x) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (except with one or more affiliates of the Company), unless more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were stockholders of the Company immediately prior to such merger, consolidation or other reorganization, or (y) during any period of two consecutive years, persons who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period or (z) the sale, transfer or other disposition of all or substantially all of the Company's assets (except to one or more affiliates of the Company), unless more than 50% of the combined voting power of the acquiring entity's securities outstanding immediately after such transaction are owned directly or indirectly by the stockholders immediately prior to such transactions, in one transaction or a series of related transactions.
      If Executive terminates this Agreement for Good Reason, the Company shall pay Executive, within thirty (30) days of termination, the greater of: (i) the base salary for the remainder of the initial two-year Term or (ii) an amount equal to six (6) months of Executive's Base Salary in effect at that time. However, if Executive is employed or retained, as an employee, independent contractor, consultant or in any other capacity ("New Employment"), the Company is entitled to a credit or shall be entitled to recover from Executive all sums paid or earned by Executive during this period of time. The Executive must make a good faith effort to find New Employment suitable to, and consistent with, his training, skills, experience and level and mitigate the amount of money to be paid by the Company to Executive under this Subsection.

                  (ii) Without Good Reason: Upon thirty (30) days' prior written notice to the Company, the Executive may terminate this Agreement Without Good Reason. If Executive terminates this Agreement without Good Reason, this Agreement shall terminate immediately and Executive shall not be entitled to any amounts or benefits hereunder (excluding the stock grant set forth in Section 4, which Stock Grant shall be subject to the terms of the Restricted Stock Agreement) other than such portion of Executive's annual salary, unused accrued vacation time, and reimbursement of expenses pursuant to Section 5 hereof as have been accrued through the date of his termination of employment.

                  (iii) Upon the voluntary resignation of Executive in any capacity, that resignation will be deemed to be a resignation from all offices and positions that Executive holds with respect to the Company and any of its subsidiaries and affiliates, and if the resignation is for Good Reason, Section 8(b)(i) shall apply, otherwise Section 8(b)(ii) shall apply.


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

           (c) Executive's employment shall terminate upon:

                  (i) the death of Executive. If Executive shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, Executive's designated beneficiary or, if none is designated, the estate of Executive shall thereupon be entitled to receive such portion of Executive's annual salary, unused vacation time, and reimbursement of expenses pursuant to Section 5 as have been accrued through the date of his death.

           ; or

                  (ii) the "Total Disability" of Executive.

        For the purposes of this Agreement, the term "Total Disability" shall mean Executive is physically or mentally incapacitated so as to render Executive incapable of performing substantially all of the essential functions of Executive's job for twenty (20) calendar days in any six (6) month period during the Term, even with reasonable accommodation, as reasonably determined by the Board of Directors of the Company, (after examination of Executive by an independent physician reasonably acceptable to Executive, which physician shall provide his/her opinion as to whether Executive is totally disabled), which determination shall be final and binding. Upon Executive's "Total Disability", the Company shall have the right to terminate Executive's employment. Notwithstanding any inability to perform his duties, Executive shall be entitled to receive his Base Salary pursuant to Section 3, his benefits pursuant to
Section 6, and reimbursement of expenses pursuant to Section 5 as provided herein until the earlier of (i) such time as he begins to receive long-term disability insurance benefits under the policy provided by the Company pursuant to Section 6 hereof or (ii) the expiration of the Term. Executive shall continue to participate in the Company's benefit plans in accordance with Section 6 and the terms of such plans, until the termination of his employment.
              Any termination pursuant to this subsection shall be effective on the later of (i) the date 30 days after which Executive shall have received written notice of the Company's election to terminate or (ii) the date he begins to receive long-term disability insurance benefits under the policy provided by the Company pursuant to Section 6 hereof.


      9.    REPRESENTATION AND AGREEMENTS OF EXECUTIVE
            ------------------------------------------

            (a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.



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

            (b) Executive agrees to submit to a reasonable non-invasive medical examination and to cooperate and supply such other reasonably necessary information and documents as may be reasonably required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, and any other type of commercially reasonable insurance or fringe benefit as the Company shall determine from time to time to obtain. The conduct of, and results of, any such medical examination and any other information and documents supplied shall be confidential and shall only be provided to the insurance company or individuals associated with the Company on a need-to-know basis and only after each such individual agrees to maintain the confidentiality of such information.

            (c) Executive represents and warrants that he has never been convicted of a felony and he has not been convicted or incarcerated for a misdemeanor within the past five years, other than a first conviction for drunkenness, simple assault, speeding, minor traffic violations, affray, or disturbance of the peace.

            (d) Executive represents and warrants that he has never been a party to any judicial or administrative proceeding that resulted in a judgement, decree, or final order (i) enjoining him from future violations of, or prohibiting any violations of any federal or state securities law, or (ii) finding that he violated a federal or state securities law.

            (e) Executive represents and warrants that no prior employer has ever accused him of any impropriety in connection with any employment;

Any breach of any of the above representations and warranties is "Justifiable Cause" for termination under Section 8 of this Agreement.

      10.   NON-COMPETITION
            ---------------

            (a) Executive agrees that during his employment by the Company and during the one (1) year period following the termination of Executive's employment hereunder (the "Non-Competitive Period"), Executive shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever, engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with any business which competes with the Company's Business (as defined in Section 10(b)) in any geographic area in the United States of America and Puerto Rico where, at the time of the termination of his employment hereunder, the business of the Company or any of such subsidiaries and affiliates was being conducted or in which the Company was actively preparing to conduct business ; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Executive shall not, during the Non-Competitive Period, directly or indirectly, (i) request or cause any suppliers or customers with whom the Company or any of its subsidiaries and affiliates has a business relationship to cancel or terminate any such business



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

relationship with the Company or any of its subsidiaries and affiliates (ii) solicit, hire, purchase from, sell to, rent from, or otherwise conduct business with any party that is currently a customer of Company or was a customer of Company during the Term or a prospective customer who is known by Executive to have been solicited during the Term or supplier of the Company or any subsidiary or affiliate during the term of this Agreement or (iii) solicit, hire, interfere with or entice from the Company any person who is employed by the Company or was employed by the Company during the Term.

            (b) If any portion of the restrictions set forth in this Section 10 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected. For the purposes of this
Section 10, "Company's Business" means a business which provides outsource loss prevention solutions and/or security equipment sales, installation and/or central monitoring.

            (c) Executive acknowledges that the Company conducts business throughout the United States and Puerto Rico, that its sales and marketing prospects are for continued expansion throughout the United States and therefore, the territorial and time limitations set forth in this Section 10 may be reasonable and properly required for the adequate protection of the business of the Company and its subsidiaries and affiliates. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.


      11.   INVENTIONS AND DISCOVERIES
            --------------------------

            (a) Upon execution of this Agreement and thereafter, Executive shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all existing and future developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and Methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Executive (whether or not at the request or upon the suggestion of the Company) during the period of his employment with, or rendering of advisory or consulting services to, the Company or any of its subsidiaries and affiliates, solely or jointly with others, in or relating to any activities of the Company or its subsidiaries and affiliates known to him as a consequence of his employment or the rendering of advisory and consulting services hereunder (collectively the "Subject Matter").

            (b) Executive hereby assigns and transfers, and agrees to assign and transfer, to the Company, all of his right, title and interest in and to the Subject Matter, and Executive further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and



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

patents for any thereof in any and all countries and to vest title thereto to the Company. Executive shall assist the Company in obtaining such copyrights or patents during the term of this Agreement, and at any time thereafter on reasonable notice and at mutually convenient times, and Executive agrees to testify in any prosecution or litigation involving any of the Subject Matter; provided, however, that Executive shall be compensated in a timely manner at the rate of $250 per day (or portion thereof), plus out-of-pocket expenses incurred in rendering such assistance or giving or preparing to give such testimony if it is required after the termination of this Agreement.

      12.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
            ------------------------------------------

            (a) Executive shall not, during the term of this Agreement or at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known (other than: (i) as is required in the regular course of his duties (including without limitation disclosures to the Company's advisors and consultants); (ii) as required by law (in which case Executive shall give the Company prior written notice of such required disclosure) or (iii) with the prior written consent of the Board of Directors of the Company), to any person, firm, corporation, or other entity, any confidential information acquired by him during the course of, or as an incident to, his employment or the rendering of his advisory or consulting services hereunder, relating to the Company or any of its subsidiaries and affiliates, the directors of the Company or its subsidiaries and affiliates, any supplier or customer of the Company or any of their subsidiaries and affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, financial data, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, supplier lists, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information, which is or becomes publicly available other than pursuant to a breach of this Section 12(a) by Executive.

            (b) All information and documents relating to the Company and its affiliates as herein above described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof then in Executive's possession or control shall be returned and left with the Company.

      13.   SPECIFIC PERFORMANCE
            --------------------

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

            Executive agrees that if he breaches, or threatens to commit a breach of, any of the provisions of Sections 10, 11 or 12 (the "Restrictive Covenants"), the Company may have, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, the right to have the Restrictive Covenants specifically enforced by a court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. Notwithstanding the foregoing, nothing herein shall constitute a waiver by Executive of his right to contest whether a breach or threatened breach of any Restrictive Covenant has occurred, or whether any Restrictive Covenant is enforceable.

      14.   AMENDMENT OR ALTERATION
            -----------------------

            No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto, and specifically referencing that the writing is amending or altering this Agreement.

      15.   GOVERNING LAW
            -------------

            This Agreement shall be governed by, and construed and enforced in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.


      16.   SEVERABILITY
            ------------

            The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect, to the extent that the invalid or unenforceable provision does not materially impact the other provision.

      17.   EFFECTIVE DATE
            --------------

            This Agreement is subject to, contingent upon and shall be effective only upon the completion of the spin-off by Casual Male Retail Group, Inc., a Nevada corporation ("CMRG") of the Company's Common Stock, par value $.01 per share to the holders of CMRG Common Stock (the "Effective Date").


      18.   NOTICES
            -------

            Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or courier, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time



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

to time designate in writing to the other, and shall be deemed given as of the date of the delivery or at the expiration of three days in the event of a mailing.

      19.   WAIVER OR BREACH
            ----------------

            It is agreed that a waiver by either party or a breach of any provision of this Agreement shall not operate, or be construed as a waiver of any subsequent breach by that same party.

      20.   ENTIRE AGREEMENT AND BINDING EFFECT
            -----------------------------------

            This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns.

      21.   SURVIVAL.
            ---------

Except as otherwise expressly provided herein, the termination of Executive's employment hereunder or the expiration of this Agreement shall not affect the enforceability of Sections 5, 8, 10, 11, 12 and 13 hereof.



      22.   ARBITRATION
            -----------

            If any dispute arises between the parties that they cannot settle, the parties agree to submit the dispute to arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association, and both parties agree to be bound by the arbitration award.

      23.   FURTHER ASSURANCES
            ------------------

             The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      24.   HEADINGS
            --------

            The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

      25.   COUNTERPARTS
            ------------



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

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      26.   LIABILITY COVERAGE
            ------------------

            Company shall use commercially reasonable efforts to obtain standard directors and officers liability insurance coverage at levels reasonably customary for similar businesses, to indemnify Executive from any claims made against him in his capacity as Senior Vice President, Chief Financial Officer, or any other capacity in which he serves the Company, in each case subject to applicable law and policy language.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the date and year first above written.

                                    LP INNOVATIONS, INC.

                                    By: ___________________________
                                    Name: David A. Levin
                                    Its:  President, Chief Executive Officer




                                    ________________________________
                                    Doug Laue